EXHIBIT 99.1

Parker Drilling Reports 2018 Third Quarter Results
HOUSTON, November 5, 2018 - Parker Drilling Company (NYSE: PKD) today announced results for the third quarter ended September 30, 2018, which included a net loss of $71.9 million, or a $7.70 loss per common share on revenues of $123.4 million. Included in the reported net loss is an impairment loss of $44.0 million. Excluding the impairment loss, the adjusted net loss was $2.99 per common share.
Third quarter Adjusted EBITDA was $15.0 million.
Gary Rich, the Company’s Chairman, President and CEO, said, “We continue to see early signs of recovery in several end markets, with our U.S. and International Rental Tools Services segments performing very well again in the third quarter. While the current industry environment for our Drilling Services business remains challenging, we are cautiously optimistic that the growing number of tendering opportunities will translate into increased utilization in select markets where we operate. With that said, we do not anticipate a meaningful recovery in our barge markets; therefore, we felt it was appropriate to assess the carrying value of these particular assets and record an impairment loss for the quarter.”
Mr. Rich added, “We continue to be judicious with respect to capital spending, and we are giving priority to those opportunities with high return on capital and quick cash payback. Our Rental Tools Services business remains the top focus for our incremental growth capex due to its growing customer demand and ability to meet our capital return requirements. As we have mentioned before, we are proactively working with outside advisers to evaluate multiple options to address our capital structure in light of upcoming debt maturities, and today we disclosed certain material non-public information related to this evaluation. Our third quarter G&A expense was materially higher because of the professional fees we incurred as a result of this effort.”
Third Quarter Review
Parker Drilling’s revenues for the 2018 third quarter, compared with the 2018 second quarter, increased 4.0 percent to $123.4 million from $118.6 million. Operating gross margin excluding depreciation and amortization expense (gross margin) increased 9.2 percent to $29.5 million from $27.0 million and gross margin as a percentage of revenues was 23.9 percent, compared with 22.7 percent for the 2018 second quarter.
Drilling Services
For the Company’s Drilling Services business, which is comprised of the U.S. (Lower 48) Drilling and International & Alaska Drilling segments, third quarter revenues decreased 7.6 percent to $52.3 million from $56.6 million for the 2018 second quarter. Gross margin decreased 125.4 percent to a $0.9 million loss from $3.6 million gain, and gross margin as a percentage of revenues was negative 1.8 percent, compared with positive 6.4 percent for the prior period. Contracted backlog was approximately $238.9 million at the end of the third quarter, compared with $215.5 million at the end of the second quarter.
U.S. (Lower 48) Drilling
U.S. (Lower 48) Drilling segment revenues increased 38.0 percent to $4.5 million from $3.3 million for the 2018 second quarter. Gross margin improved 16.5 percent to a $1.2 million loss, compared with a loss of $1.4 million in the second quarter. Revenues and gross margin benefited from a favorable mix in barge drilling activity and the recent award of an O&M contract offshore California.
International & Alaska Drilling
International & Alaska Drilling segment revenues decreased 10.4 percent to $47.8 million from $53.3 million for the 2018 second quarter. Gross margin decreased 95.0 percent to $0.3 million, compared with $5.0 million in the second quarter. The decreases in revenues and gross margin were primarily due to one of our rigs in Alaska transitioning to a minimal standby rate after completing its work in early July. However, improvement in our Sakhalin Island, Russia and offshore Canada operations helped to mitigate the gross margin compression.

Rental Tools Services
For the Company’s Rental Tools Services business, which is comprised of the U.S. Rental Tools and International Rental Tools segments, third quarter revenues increased 14.6 percent to $71.1 million from $62.0 million for the second quarter. Gross margin increased 30.1 percent to $30.4 million from $23.3 million, and gross margin as a percentage of revenues was 42.7 percent compared with 37.6 percent for the prior period.
U.S. Rental Tools
U.S. Rental Tools segment revenues increased 21.1 percent to $50.9 million from $42.1 million for the 2018 second quarter. Gross margin increased 27.4 percent to $29.0 million compared with gross margin of $22.8 million in the second quarter. The increase in revenues resulted primarily from strong activity and volume in U.S. land markets. Gross margin increased as a result of incremental revenues, combined with lower incremental operating costs.
International Rental Tools
International Rental Tools segment revenues increased 1.1 percent to $20.2 million from $19.9 million for the 2018 second quarter. Gross margin increased 133.2 percent to $1.4 million compared with gross margin of $0.6 million in the second quarter. Revenue and gross margin improvements resulted largely from the continued demand for our tubular running services.
Consolidated
General and Administrative expenses were $14.5 million for the 2018 third quarter, up from $8.3 million for the 2018 second quarter. The increase was largely due to professional fees. Total liquidity at the end of the quarter was $140.3 million, consisting of $81.7 million in cash and cash equivalents and $58.6 million available under our revolving credit facility.
Capital expenditures in the third quarter were $19.5 million. Year to date through September 30, 2018, capital expenditures were $52.0 million.
Form 8-K Filing
In addition, Parker Drilling today is filing on Form 8-K with the U.S. Securities and Exchange Commission certain materials that it previously shared with one of its largest equity holders. These materials were provided by the Company under a time-limited non-disclosure agreement with this investor in order to facilitate proactive discussions regarding the Company’s capital structure. The Company continues to actively engage in discussions with other stakeholders regarding its capital structure, well ahead of future debt maturities, and has ample liquidity to continue serving customers without interruption while it continues to evaluate opportunities to best position the business for the long term and across industry cycles.

Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Tuesday, November 6, 2018, to review third quarter results. The call will be available by telephone by dialing (+1) (412) 902-0003 and asking for the Parker Drilling Third Quarter Conference Call. The call can also be accessed through the Investor Relations section of the Company’s website. A replay of the call can be accessed on the Company’s website for 12 months and will be available by telephone through November 13, 2018 at (+1) (201) 612-7415, conference ID 13684492#.
Cautionary Statement
This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about our evaluation of options to enhance our capital structure in light of upcoming debt maturities, anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company’s rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset purchases and sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the Company’s financial position; changes in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
This news release contains non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided in the following tables.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company’s Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling’s barge rig fleet and in select U.S. and international markets and harsh-environment regions utilizing Company-owned and customer-owned equipment. The Company’s Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company’s website at www.parkerdrilling.com.
Contact: Nick Henley, Director, Investor Relations, (+1) (281) 406-2082, nick.henley@parkerdrilling.com.

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in Thousands)
	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$81,728	$141,549
Accounts and notes receivable, net of allowance for bad debts	137,901	122,511
Rig materials and supplies	34,498	31,415
Other current assets	27,673	22,361
Total current assets	281,800	317,836
Property, plant and equipment, net of accumulated depreciation	550,469	625,771
Goodwill	6,708	6,708
Intangible assets, net	5,398	7,128
Deferred income taxes	1,811	1,284
Other noncurrent assets	22,995	31,552
Total assets	$869,181	$990,279

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$103,241	$99,246
Accrued income taxes	4,212	4,430
Total current liabilities	107,453	103,676
Long-term debt, net of unamortized debt issuance costs	579,289	577,971
Other long-term liabilities	12,208	12,433
Long-term deferred tax liability	60	78
Total stockholders’ equity	170,171	296,121
Total liabilities and stockholders’ equity	$869,181	$990,279

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
			Three Months Ended June 30,
	Three Months Ended September 30,
	2018	2017	2018
Revenues	$123,395	$118,308	$118,603
Expenses:
Operating expenses	93,943	88,120	91,634
Depreciation and amortization	27,520	30,067	27,136
	121,463	118,187	118,770
Total operating gross margin (loss)	1,932	121	(167)
General and administrative expense	(14,495)	(7,033)	(8,288)
Loss on impairment	(43,990)	—	—
Gain (loss) on disposition of assets, net	9	97	(478)
Total operating income (loss)	(56,544)	(6,815)	(8,933)
Other income (expense):
Interest expense	(11,350)	(11,067)	(11,197)
Interest income	23	128	30
Other	(709)	(638)	(1,191)
Total other income (expense)	(12,036)	(11,577)	(12,358)
Income (loss) before income taxes	(68,580)	(18,392)	(21,291)
Income tax expense (benefit)	2,371	1,919	1,586
Net income (loss)	(70,951)	(20,311)	(22,877)
Less: Convertible preferred stock dividend	906	906	907
Net income (loss) available to common stockholders	$(71,857)	$(21,217)	$(23,784)
Basic earnings (loss) per common share: (1)	$(7.70)	$(2.30)	$(2.56)
Diluted earnings (loss) per common share: (1)	$(7.70)	$(2.30)	$(2.56)
Number of common shares used in computing earnings per share:
Basic (1)	9,334,390	9,220,001	9,292,224
Diluted (1)	9,334,390	9,220,001	9,292,224

(1)	The Company’s 1-for-15 reverse stock split was effective when markets opened on July 27, 2018. All share and per share data have been retroactively restated for all periods presented.

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Revenues	$351,673	$326,186
Expenses:
Operating expenses	277,111	263,575
Depreciation and amortization	83,205	93,251
	360,316	356,826
Total operating gross margin (loss)	(8,643)	(30,640)
General and administrative expense	(28,984)	(20,576)
Loss on impairment	(43,990)	—
Gain (loss) on disposition of assets, net	(126)	(368)
Total operating income (loss)	(81,743)	(51,584)
Other income (expense):
Interest expense	(33,787)	(33,032)
Interest income	76	160
Other	(1,609)	452
Total other income (expense)	(35,320)	(32,420)
Income (loss) before income taxes	(117,063)	(84,004)
Income tax expense (benefit)	5,561	6,004
Net income (loss)	(122,624)	(90,008)
Less: Convertible preferred stock dividend	2,719	2,145
Net income (loss) available to common stockholders	$(125,343)	$(92,153)
Basic earnings (loss) per common share: (1)	$(13.49)	$(10.20)
Diluted earnings (loss) per common share: (1)	$(13.49)	$(10.20)
Number of common shares used in computing earnings per share:
Basic (1)	9,292,858	9,030,345
Diluted (1)	9,292,858	9,030,345

(1)	The Company’s 1-for-15 reverse stock split was effective when markets opened on July 27, 2018. All share and per share data have been retroactively restated for all periods presented.

PARKER DRILLING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)
	Three Months Ended
	September 30,		June 30,
	2018	2017	2018
Revenues:
Drilling Services:
U.S. (Lower 48) Drilling	$4,530	$4,585	$3,283
International and Alaska Drilling	47,770	62,726	53,302
Total Drilling Services	52,300	67,311	56,585
Rental Tools Services:
U.S. Rental Tools	50,944	35,677	42,083
International Rental Tools	20,151	15,320	19,935
Total Rental Tools Services	71,095	50,997	62,018
Total revenues	123,395	118,308	118,603

Operating expenses:
Drilling Services:
U.S. (Lower 48) Drilling	5,701	5,052	4,686
International and Alaska Drilling	47,520	50,345	48,278
Total Drilling Services	53,221	55,397	52,964
Rental Tools Services:
U.S. Rental Tools	21,949	16,086	19,326
International Rental Tools	18,773	16,637	19,344
Total Rental Tools Services	40,722	32,723	38,670
Total operating expenses	93,943	88,120	91,634

Operating gross margin (loss), excluding depreciation and amortization:
Drilling Services:
U.S. (Lower 48) Drilling	(1,171)	(467)	(1,403)
International and Alaska Drilling	250	12,381	5,024
Total Drilling Services	(921)	11,914	3,621
Rental Tools Services:
U.S. Rental Tools	28,995	19,591	22,757
International Rental Tools	1,378	(1,317)	591
Total Rental Tools Services	30,373	18,274	23,348
Total Operating gross margin (loss), excluding depreciation and amortization	29,452	30,188	26,969
Depreciation and amortization	(27,520)	(30,067)	(27,136)
Total operating gross margin (loss)	$1,932	$121	$(167)

PARKER DRILLING COMPANY AND SUBSIDIARIES
ADJUSTED EBITDA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Net income (loss) available to common stockholders	$(71,857)	$(23,784)	$(29,702)	$(29,599)	$(21,217)
Interest expense	11,350	11,197	11,240	11,194	11,067
Income tax expense (benefit)	2,371	1,586	1,604	3,036	1,919
Depreciation and amortization	27,520	27,136	28,549	29,122	30,067
Convertible preferred stock dividend	906	907	906	906	906
EBITDA	(29,710)	17,042	12,597	14,659	22,742
Adjustments:
Loss on impairment	43,990	—	—	—	—
Interest income and other	686	1,161	(314)	242	510
(Gain) loss on disposition of assets, net	(9)	478	(343)	2,483	(97)
Provision for reduction in carrying value of certain assets	—	—	—	1,938	—
Special items (2)	—	—	—	3,033	—
Adjusted EBITDA (1)	$14,957	$18,681	$11,940	$22,355	$23,155

(1)
We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

(2)
For the three months ended December 31, 2017, special items include a $3.0 million write-off of inventory associated with select international drilling assets. This item is recorded in operating expenses in the Consolidated Statement Of Operations.

PARKER DRILLING COMPANY AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EARNINGS PER SHARE
(Dollars in Thousands, except Per Share)
(Unaudited)
	Three Months Ended
	September 30,		June 30,
	2018	2017	2018
Net income (loss) available to common stockholders	$(71,857)	$(21,217)	$(23,784)
Diluted earnings (loss) per common share (2)	$(7.70)	$(2.30)	$(2.56)

Adjustments:
Loss on impairment	$43,990	$—	$—
Net adjustments	43,990	—	—

Adjusted net income (loss) available to common stockholders(1)	$(27,867)	$(21,217)	$(23,784)
Adjusted diluted earnings (loss) per common share (1)	$(2.99)	$(2.30)	$(2.56)

(1)
We believe Adjusted net income (loss) available to common stockholders and Adjusted diluted earnings (loss) per common share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to Net income (loss) available to common stockholders and Diluted earnings (loss) per common share to be items outside of the Company’s normal operating results. Adjusted net income (loss) available to common stockholders and Adjusted diluted earnings (loss) per common share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to Net income (loss) available to common stockholders or Diluted earnings (loss) per common share.

(2)	The Company’s 1-for-15 reverse stock split was effective when markets opened on July 27, 2018. All share and per share data have been retroactively restated for all periods presented.